UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

Pacific Coast Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35532	80-6216242
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation )	File Number)	Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis, Floor 16 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units of Beneficial Interest	ROYT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 19, 2019, Pacific Coast Oil Trust (the “Trust”) received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) indicating that the Trust is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual because the Trust failed to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2019 (the “Form 10-Q”), which was due to be filed with the Securities and Exchange Commission (“SEC”) no later than November 18, 2019.

The Trust previously filed a Form 12b-25 filed with the SEC on November 13, 2019 to extend the due date for the Form 10-Q from November 12, 2019, the date on which such report was initially due, to November 18, 2019.  As previously disclosed, on October 4, 2019 PricewaterhouseCoopers LLP resigned as the independent registered public accounting firm of the Trust.  Although The Bank of New York Mellon Trust Company, N.A., the trustee of the Trust (the “Trustee”), is searching for a successor independent registered public accounting firm, the Trustee has not yet identified a suitable successor willing to serve as the Trust’s independent registered public accounting firm.  As the Trust has not yet appointed a successor independent registered public accounting firm, the Trust was unable to file the Form 10-Q with the SEC within the prescribed time period.

In accordance with NYSE procedures, the Trust has issued a press release on November 20, 2019 discussing the filing delinquency, which is included as Exhibit 99.1 to this Current Report on Form 8-K. As set forth in the Notice, under NYSE rules, the Trust will have six months from November 12, 2019 to file the Form 10-Q with the SEC. The Trust can regain compliance with the NYSE’s continued listing requirements at any time during this six-month period by filing the Form 10-Q with the SEC. The Trust intends to file the Form 10-Q as soon as reasonably practicable following the appointment of a suitable successor independent registered public accounting firm. If the Trust fails to file the Form 10-Q within this six-month period, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Trust to regain compliance, depending on the specific circumstances. The Notice also provides that the NYSE may nevertheless commence delisting proceedings at any time, including during the six-month grace period, if it deems that the circumstances warrant. Under NYSE rules, the Trust’s units of beneficial interest will remain listed on the NYSE under the symbol “ROYT” with an “LF” indicator to signify late filing status.

No assurance can be given that the Trust will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. If the Trust’s units of beneficial interest ultimately were to be suspended from trading on, or delisted from, the NYSE for any reason, it could have adverse consequences including, among others: lower demand and market price for the Trust’s units of beneficial interest; adverse publicity; and a reduced interest in the Trust from investors, analysts and other market participants.

Item 7.01  Regulation FD Disclosure.

On November 19, 2019, the Trust issued a press release, in accordance with and as required by the rules of the NYSE, announcing receipt of the Notice described in Item 3.01 above. The press release is attached as Exhibit 99.1 to this Form 8-K.

The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

This Form 8-K contains forward-looking statements, including all statements other than statements of historical fact. No assurances can be given that such statements will prove to be correct. Whether the Trust will be able to regain compliance with the listing requirement described above or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual will be determined by factors outside of the control of the Trust and the Trustee, including oil and gas commodity prices, actions of market participants, and whether the Trust is able to engage a suitable replacement for Pricewaterhouse Coopers LLP to serve as the Trust’s independent registered public accounting firm. Statements made in this Form 8-K are qualified by the cautionary statements made in this Form 8-K. The Trust and the Trustee do not intend, and assume no obligation, to update any of the statements included in this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)                     Exhibits.

99.1            Press release dated November 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Coast Oil Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: November 20, 2019	By:	/s/ Sarah Newell
Sarah Newell
Vice President